INDUSTRIAL MULTI-TENANT LEASE

(Modified Net)

This Lease is made as of the 11th day of June, 2014, by and between 6400 BROADWAY L.L.L.P., a Colorado limited liability partnership (“Landlord”) and IRONCLAD PERFORMANCE WEAR CORPORATION, a Nevada corporation (“Tenant”).

WITNESSETH

1. Basic Provisions and Additional Provisions: In addition to other terms which are defined elsewhere in this Lease or any Exhibits, the terms defined in the following subsections of this Section 1 shall have the meaning set forth in such Subsection whenever used in this Lease.

1.1 Building: 1920 Hutton Court, Farmers Branch, TX 75234

1.2 Premises: Approximately 13,026 square feet of space located in the Building, including all improvements therein or to be provided by Landlord under the terms of this Lease, commonly known by the street address of 1920 Hutton Court, Suite 300, Farmers Branch, TX 75234 as outlined on Exhibit A attached hereto. In addition to Tenant’s rights to use and occupy the Premises as hereinafter specified, Tenant shall have non-exclusive rights to the Common Areas (as defined in Section 2.4 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the Building.

1.3 Building Complex: The Premises, the Building, the Common Areas (as defined below), the land more particularly described on Exhibit A-1 attached hereto upon which they are located, along with all other buildings and improvements thereon.

1.4 Parking: Tenant shall be limited to 34 unreserved parking spaces.

1.5 Term: Forty two (42) months (“Primary Lease Term”) commencing upon the date the final signed off permit is issued by the applicable public building official (“Commencement Date”) and ending forty two (42) months thereafter (“Expiration Date”).

1.6 Estimated Delivery Date: Upon substantial completion of improvements.

1.7 Base Rent: For the Primary Lease Term Base Rent shall be payable on the 1st day of each month as follows:

Lease Year	Monthly Rent	Rent per Square Foot
Month 1-6	$0.00/mo Gross	$0.00/sf Gross
Month 7-42	$7,652.78/mo NNN	$7.05/sf NNN

Upon execution of this Lease, Tenant shall pay to Landlord $7,652.78 as payment of the Base Rent for Month 7 and Tenant shall pay to Landlord $3,449.38 as Common Area Operating Expenses for Month 7.

1.8 Tenant’s Share of Common Area Operating Expenses: 24.67%, as may be adjusted from time to time in accordance with Section 4.3 of the Lease.

1.9 Security Deposit: $11,102.16.

1.10 Permitted Use: Manufacturing of industrial apparel, general warehouse, distribution, and office use, and no other use or purpose.

1.11 Guarantor: [Intentionally Deleted]

1.12 Additional Provisions. Tenant shall comply with all Additional Provisions set forth on Exhibit C attached hereto.

2. Premises, Parking and Common Areas.

2.1 Grant. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the term, at the Base Rent and Additional Rent (as such terms are defined herein) and upon all of the terms, covenants and conditions set forth in this Lease.

2.2 Landlord Delivery. Landlord shall deliver the Premises to Tenant clean and free of debris on the Commencement Date and warrants to Tenant that the existing plumbing, electrical systems, fire sprinkler system, lighting, air conditioning and heating systems and loading doors, if any, in the Premises, other than those constructed by Tenant, shall be in good operating condition on the Commencement Date. If Tenant does not give Landlord written notice of a non-compliance with this warranty within thirty (30) days after the Commencement Date, correction of that non-compliance shall be the obligation of Tenant at Tenant’s sole cost and expense.

2.3 Acceptance of Premises. Tenant hereby acknowledges that: (a) Tenant has had the opportunity to inspect the Premises and accepts the Premises in its “AS IS, WHERE IS” condition and the present and future suitability of the Premises for Tenant’s intended use; (b) that Tenant has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and assumes all responsibility therefor as the same relate to Tenant’s occupancy of the Premises and/or the terms of this Lease; and (c) that neither Landlord, nor any of Landlord’s agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. Except as set forth expressly in this Lease, Tenant accepts the Premises in its “AS IS” condition. Tenant waives any warranty of condition or habitability, suitability for occupancy, use or habitation, fitness for a particular purpose or merchantability, express or implied, relating to the Premises.

2.4 Common Areas. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Building Complex and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Building Complex and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Building Complex. Under no circumstances shall the right therein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost of such removal to Tenant, which cost shall be immediately payable upon demand by Landlord. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Landlord shall have the right, in Landlord’s sole discretion, from time to time: (i) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways; (ii) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (iii) to designate other land outside the boundaries of the Building Complex to be a part of the Common Areas; (iv) to add additional building and improvements to the Common Areas; (v) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building Complex, or any portion thereof; and (vi) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Building Complex as Landlord may, in the exercise of sound business judgment deem to be appropriate.

2.5 Parking. Tenant shall be entitled to use the number of unreserved parking spaces specified in Section 1.4 on those portions of the Common Areas designated from time to time by Landlord for parking. Tenant shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded only in the designated areas as directed by Landlord. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows use of the prohibited areas, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

3. Term.

3.1 Term. The Commencement Date, Expiration Date and Primary Lease Term of this Lease are as specified in Section 1.5. Upon Landlord’s request, the parties hereto shall enter into a certificate establishing the Commencement Date, Expiration Date and Primary Lease Term.

3.2 Delivery Date. If an Estimated Delivery Date is specified in Section 1.6 and if Tenant totally or partially occupies the Premises after the Estimated Delivery Date but prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early occupancy. All other terms of this Lease, however (including but not limited to the obligations to pay Tenant’s Share of Common Area Operating Expenses and to carry the insurance required in the Lease) shall be in effect during such period.

3.3 Delay in Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant by the Estimated Delivery Date, if one is specified in Section 1.6, or if no Estimated Delivery Date is specified, by the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, or extend the term hereof; but in such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Base Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant. The delay of said date shall be in full satisfaction of any claims Tenant might otherwise have as a result of such delay. If in accordance with the foregoing provision, the Commencement Date would occur on other than the first day of a calendar month, the Commencement Date shall be delayed until the first day of the calendar month and the Primary Lease Term shall be measured from such date; provided, however, during any period of delayed commencement, all terms and provisions set forth in this Lease including, but not limited to Tenant’s obligation to pay Base Rent and Additional Rent under the Lease shall commence at such earlier date. In order to place in writing the exact Commencement Date and Expiration Date of the Lease, the parties agree to execute a supplemental agreement to become a part hereof setting forth such dates as determined under the provisions of this Section 3.3.

3.4 Lease Year. “Lease Year” as used in this Lease shall be defined as each twelve month period beginning with the Commencement Date or any anniversary thereof and ending on the immediately preceding day one year later.

4. Rent.

4.1 Base Rent. Tenant shall pay Base Rent and Additional Rent, as the same may be adjusted from time to time, to Landlord in lawful money of the United States, in advance without offset, notice, deduction or counterclaim on or before the day on which it is due under the terms of this Lease. Base Rent and Additional Rent and charges for the period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. All monetary obligations of Tenant to Landlord under the terms of this Lease in addition to Base Rent are deemed to be “Additional Rent”. Base Rent and Additional Rent are collectively referred to herein as “Rent”.

4.2 Common Area Operating Expenses. Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant’s Share (as determined in accordance with Section 4.3 of the Lease) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a) “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Landlord relating to the ownership and operation of the Building Complex including, but not limited to, the following:

(i) The operation, repair, maintenance and replacement in neat, clean, good order and condition of the Common Areas, including parking areas, including the repair, resurfacing and resealing thereof, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and exterior walls, including paint; exterior signs, awnings, any tenant directories, and fire detection and sprinkler systems.

(ii) The cost of water, gas, electricity and telephone to service the Common Areas.

(iii) Snow, ice and debris removal service, property management and security services and the costs of any environmental inspections.

(iv) Capital improvements, structural repairs and replacements which will be calculated each year by dividing the estimated cost of such items by the estimated useful life of such items at a market rate of interest as reasonably determined by Landlord; capital expenditures (a) in order to conform to changes subsequent to the date of this Lease in any laws, ordinances, rules, regulations or orders of any applicable governmental authority, (b) which are intended as a cost or labor saving device or to effect other economies in the operation of the Building Complex, or (c) which are reasonably determined by Landlord to be necessary or appropriate for the operation of the Building Complex, subject to amortization of such costs at a market rate of interest over the useful life thereof, as reasonably determined by Landlord.

(v) Real Property Taxes to be paid by Landlord for the Building and the Common Areas under Section 11 hereof.

(vi) The cost of the premiums for the insurance policies maintained by Landlord under Section 9 hereof.

(vii) Any deductible portion of an insured loss concerning the Building or the Common Areas.

(viii) Charges for professional management or administration of the Building Complex.

(ix) Any other services to be provided by Landlord that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Building or to such other building in the Building Complex or to the operation, repair and maintenance thereof shall be allocated entirely to the Building or such other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Landlord to all buildings in the Building Complex.

(c) The inclusion of the improvements, facilities and services set forth in Section 4.2(a) shall not be deemed to impose an obligation upon Landlord to either have said improvements or facilities or to provide those services unless Landlord has agreed elsewhere in this Lease to provide the same or some of them.

(d) Tenant’s Share of Common Area Operating Expenses shall be payable by Tenant within ten (10) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord’s option, however, an amount may be estimated by Landlord from time to time of Tenant’s Share of annual Common Area Operating Expenses and the same shall be payable monthly, as Landlord shall designate, during each calendar year on the same day as the Base Rent is due hereunder. Landlord shall deliver to Tenant after the expiration of each calendar year a reasonably detailed statement showing Tenant’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Tenant’s payments under this Section 4.2(d) during said preceding calendar year exceed Tenant’s Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Tenant’s Share of Common Area Operating Expenses next becoming due. If Tenant’s payments under this Section 4.2(d) during said preceding year were less than Tenant’s Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within ten (10) days after delivery by Landlord to Tenant of said statement.

(e) Tenant’s Pro Rata Share (as defined herein) shall be limited to non-cumulative increases in Controllable Operating Expenses equal to eight percent (8%) over the prior year’s Controllable Operating Expenses. “Controllable Operating Expenses” are defined as all expenses except (i) real estate taxes and tax protest fees; (ii) property insurance; (iii) utilities; (iv) Operating Expenses that are not in Landlord’s control.

4.3 Tenant’s Share. “Tenant’s Share” of Common Area Operating Expenses shall mean the percentage set forth in the Basic Provisions as Tenant’s Share of Common Area Operating Expenses which is the percentage derived by dividing the approximate square feet of the floor area in the Premises, as initially set forth in the Basic Provisions, by the approximate square feet of floor area in the Building Complex. Tenant agrees that the square feet of floor area in the Premises and/or the Building Complex, the Base Rent and Tenant’s Share of Common Area Operating Expenses as those terms are defined in the Lease may be recalculated in the event that the Premises and/or the Building Complex are remeasured by Landlord at any time during the Term, and it is determined that the total number of square feet of floor area in the Premises and/or the Building Complex differs from those set forth herein.

5. Security Deposit. Tenant shall deposit with Landlord upon Tenant’s execution hereof the Security Deposit set forth in Section 1.9 as security for Tenant’s faithful performance of Tenant’s obligations under this Lease. If Tenant fails to pay Base Rent or Additional Rent or charges due hereunder, or otherwise is in default under this Lease, Landlord may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorneys’ fees) which Landlord may suffer or incur by reason thereof. If Landlord uses or applies all or any portion of said Security Deposit, Tenant shall within ten (10) days after written request therefor deposit monies with Landlord sufficient to restore said Security Deposit to the full amount required by this Lease. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, within sixty (60) days after the expiration of the term hereof and after Tenant has vacated the Premises, return to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest herein), that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Tenant under this Lease. Unless Tenant is so notified, (i) Landlord will hold the Security Deposit and be responsible for its return; and (ii) Tenant may request return of the Security Deposit by giving Landlord written notice in accordance with the provisions of the Lease, and Landlord’s manager, if any, agrees that in the event of a dispute over the ownership of the Security Deposit, the manager will not wrongfully withhold Landlord’s true name and current mailing address from Tenant. Landlord may deliver the funds deposited herein by Tenant to the purchaser of Landlord’s interest in the Premises in the event such interest be sold, and thereupon, Landlord shall be discharged from further liability with respect to such deposit. If the claims of Landlord exceed said deposit, Tenant shall remain liable for the balance of such claims.

6. Use.

6.1 Permitted Use. Tenant shall use and occupy the Premises only for the Permitted Use set forth in Section 1.10 and for no other use or purpose without Landlord’s prior written consent. Tenant shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties.

7. Hazardous Substances.

7.1 Consent.

(a) The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to hydrocarbons, petroleum, gasoline, crude oil, any Hazardous Substance, pollutant, contaminant, waste, by-product or constituent regulated under any of the Applicable Requirements (as hereinafter defined); natural gas, natural gas liquids, liquefied natural gas, pesticides regulated under any of the Applicable Requirements; asbestos and asbestos containing materials, PCBs and other substances regulated under any of the Applicable Requirements; raw materials, building components and the product of any manufacturing or other activities on the Building Complex; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communications Standard, 29 C.F.R. § 19.10.1200 et seq.; radon, industrial process and pollution control wastes, whether or not defined as hazardous within the meaning of any Applicable Requirements; and any substance which at any time shall be listed as “hazardous” or “toxic” or regulated under any of the Applicable Requirements, or any products or by-products thereof.

(b) Tenant shall not engage in any activity in or about the Premises, which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant’s sole cost and expense) with all Applicable Requirements (as defined in Section 7.4). “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank; (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority; and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord’s prior consent but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant’s giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor including but not limited to the installation (and, at Landlord’s option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Section 5.

7.2 Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or the Building, other than as previously consented to by Landlord, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

7.3 Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, its managers, members, officers, directors, agents, employees, lenders and ground landlord, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant, its agents, employees or contractors or by anyone under Tenant’s control. Tenant’s obligations under this Section 7.3 shall include, but not be limited to, the effects of any contamination or injury to any person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement. The indemnification set forth above shall survive the expiration or termination of this Lease.

7.4 Tenant’s Compliance with Requirements. Tenant shall at Tenant’s sole cost and expense, fully, diligently and in a timely manner, comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws including without limitation, all rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord’s engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions; and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect including, without limitation, the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251 et seq.; the Water Quality Act of 1987, as amended; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. § 136 et seq.; the Marine Protection, Research and Sanctuaries Act, as amended, 33 U.S.C. § 1401 et seq.; the National Environmental Policy Act, as amended, 42 U.S.C. § 4321 et seq.; the Noise Control Act, as amended, 42 U.S.C. § 4901 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. § 651 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 609 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. § 300(f) et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. § 2011 et seq.; the Nuclear Waste Policy Act of 1982, as amended, 42 U.S.C. § 10101 et seq.; and state superlien and environmental cleanup statutes, with implementing regulations and guidelines. Applicable Requirements shall also include all federal, state, regional, county, municipal, agency, judicial and other local laws, statutes, ordinances, regulations, rules and rulings, whether currently in existence or hereinafter enacted or promulgated, that govern or relate to: (i) the existence, cleanup and/or remedy of contamination of property; (ii) the protection of the environment from spilled, deposited or otherwise emplaced contamination; (iii) the control of Hazardous Substances; or (iv) the use, generation, discharge, transportation, treatment, removal or recovery of Hazardous Substances.

Tenant shall, within five (5) days after receipt of Landlord’s written request, provide Landlord with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Tenant’s compliance with any Applicable Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

7.5 Inspection. Landlord, Landlord’s agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements, and Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant’s activities, including but not limited to Tenant’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default of this Lease by Tenant or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Tenant, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Tenant shall upon request reimburse Landlord or Landlord’s Lender, as the case may be, for the costs and expenses of such inspections.

8. Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations.

8.1 By Tenant.

(a) Subject to the provisions of Sections 8.2, 10, and 15, Tenant shall, at Tenant’s sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair, including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors serving the Premises, including overhead doors, dock bumpers, dock pads, dock levelers, etc., plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Section 8.2 below. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Tenant shall be responsible for trash removal.

(b) Tenant shall, at Tenant’s sole cost and expense, procure and maintain a contract, with copies to Landlord, in customary form and substance for and with a contractor specializing and experienced in the inspection, maintenance and service of the heating, air conditioning and ventilation system for the Premises. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective within thirty (30) days after the date Tenant takes possession of the Premises and provide for service on not less than a quarterly basis. Notwithstanding the foregoing provisions of this Subsection, Landlord reserves the right, upon notice to Tenant, to procure and maintain the contract for the heating, air conditioning and ventilating systems, and if Landlord so elects, Tenant shall reimburse Landlord, upon demand, for the cost thereof.

(c) If Tenant fails to perform Tenant’s obligations under this Section 8.1, Landlord may enter upon the Premises after ten (10) days prior written notice to Tenant (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Tenant’s behalf, and put the Premises in good order, condition and repair. All costs incurred by Landlord shall be paid by Tenant to Landlord within ten (10) days after written demand.

(d) During the term of this Lease, if the HVAC units require repair or replacement, Tenant’s obligation for any expense related to such repairs/replacement shall be limited to the first seven hundred fifty ($750.00) dollars of the total expense per incident and provided Tenant has maintained the HVAC system in accordance with section 8.1(b), then Landlord shall pay the remaining sum of such expense after Tenant’s seven hundred fifty ($750.00) contribution.

8.2 By Landlord. Subject to the provisions of Sections 2.2, 4.2, 6, 8.1, 10 and 15, and except for damage caused by any negligent or intentional act or omission of Tenant, its agents, employees, suppliers or invitees, in which event Tenant shall repair the damage, Landlord, subject to reimbursement pursuant to Section 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler and/or standpipe and hose (if located in the Common Areas) or other automatic fire extinguishing systems including fire alarm and/or smoke detection systems and equipment, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof as well as providing the services for which there is a Common Area Operating Expense pursuant to Section 4.2. Landlord shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Landlord be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Tenant expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Building, Building Complex or Common Areas in good order, condition and repair.

8.3 Utility Installations, Trade Fixtures, Alterations.

(a) Definitions, Consent Required. The term “Utility Installations” is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on, or about the Premises. The term “Trade Fixtures” shall mean Tenant’s machinery and equipment, which can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements on the Premises, which are provided by Landlord under the terms of this Lease, other than Utility Installations or Trade Fixtures. “Tenant-Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord pursuant to Section 8.4(a). Tenant shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Landlord’s prior written consent. Tenant may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without Landlord’s consent but upon notice to Landlord, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any existing walls or changing or interfering with the fire sprinkler or fire detection systems and the cumulative cost thereof during the term of this Lease as extended does not exceed two thousand five hundred dollars ($2,500.00). Notwithstanding any other terms in the Lease, Tenant shall insure that all Alterations or any other work Tenant may complete on the Premises, and the Building of which they are a part, are in compliance with all federal, state and local laws including, but not limited to, the Americans with Disabilities Act, both at the time of the Commencement Date and throughout the Primary Lease Term and any extensions thereof.

(b) Consent. Any Alterations or Utility Installations that Tenant shall desire to make and which require the consent of the Landlord shall be presented to Landlord in written form with detailed plans. All consents given by Landlord, whether by virtue of Section 8.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Tenant acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Landlord prior to commencement of the work thereon; and (iii) the compliance by Tenant with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Tenant during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Tenant shall promptly upon completion thereof furnish Landlord with as-built plans and specifications therefor. Landlord may, (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs two thousand five hundred dollars ($2,500.00) or more upon Tenant providing Landlord with a payment bond which complies with Chapter 53 of the Texas Property Code.

(c) Lien Protection. Tenant shall give Landlord not less than ten (10) days notice prior to the commencement of any work in, on, or about the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law. Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Tenant shall, at its sole expense, defend and protect itself, Landlord and the Premises against any such lien, claim or demand against the leasehold estate or against the right, title and interest of Landlord in the Premises or under the terms of this Lease and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises. In the event any such lien is attached to the Premises, the Building, or the Building Complex, Tenant shall discharge the same of record (by bonding or otherwise) within ten (10) days after receiving notice thereof. Tenant’s failure to comply with the provisions of the foregoing sentence shall be deemed a Default entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period. If Tenant fails to discharge such lien of record within such ten (10) day period, then in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys’ fees, shall be paid by Tenant to Landlord upon demand as Additional Rent.

8.4 Ownership, Removal, Surrender, and Restoration.

(a) Ownership. Subject to Landlord’s right to require their removal and to cause Tenant to become the owner thereof as hereinafter provided in this Section 8.4, all Alterations and Utility Installations made to the Premises by Tenant shall be the property of and owned by Tenant, but considered a part of the Premises. Landlord may, at any time and at its option, elect in writing to Tenant to be the owner of all or any specified part of the Tenant-Owned Alterations and Utility Installations. Unless otherwise instructed per Section 8.4(b) hereof, all Tenant-Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Landlord and remain upon the Premises and be surrendered with the Premises by Tenant.

(b) Removal. Unless otherwise agreed in writing, Landlord may require that any or all Tenant-Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding that their installation may have been consented to by Landlord. Landlord may require the removal at any time of all or any part of any Alterations or Utility Installations made without the required consent of Landlord.

(c) Surrender/Restoration. Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations and Utility Installations. The obligation of Tenant shall include the repair of any damage occasioned by the installation, maintenance or removal of Tenant’s Trade Fixtures, furnishings, equipment, and Tenant-Owned Alterations and Utility Installations, as well as the removal of any storage tank installed by or for Tenant, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Tenant, all as may then be required by Applicable Requirements and/or good practice. Tenant’s Trade Fixtures shall remain the property of Tenant and shall be removed by Tenant subject to its obligation to repair and restore the Premises per this Lease. If Tenant fails to remove any Trade Fixtures, Alterations and/or Utility Installations upon the expiration of this Lease, (i) Landlord, at Tenant’s sole cost and expense, may remove and dispose of the same (and repair any damage occasioned thereby) or deliver such items to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery, or warehousing within five (5) days after demand from Landlord and (ii) such failure shall be deemed a holding over by Tenant under Section 26 below until such failure is rectified by Tenant or Landlord. Tenant’s obligation hereunder shall survive the expiration or other termination of the Lease.

9. Insurance; Indemnity.

9.1 Payment of Premiums. The cost of the premiums for the insurance policies maintained by Landlord under this Section 9 shall be a Common Area Operating Expense pursuant to Section 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

9.2 Liability Insurance.

(a) Carried by Tenant. Tenant shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Tenant, Landlord and any Lender(s) whose names have been provided to Tenant in writing (as additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than Three Million Dollars ($3,000,000) per occurrence with an “Additional Insured-Managers or Landlords of Premises” endorsement and contain the “Amendment at the Pollution Exclusion” endorsement for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. In addition, Tenant shall maintain workers’ compensation insurance as is required by state law.

(b) Carried By Landlord. Subject to reimbursement of premiums as described in Section 9.1, Landlord shall maintain liability insurance described in Section 9.2(a) above in amounts reasonably determined by Landlord from time to time, in addition to and not in lieu of, the insurance required to be maintained by Tenant. Tenant shall not be named as an additional insured therein.

9.3 Property Insurance. Subject to reimbursement of premiums as described in Section 9.1, Landlord shall maintain ISO-Causes of Loss-Special From Coverage, above foundation walls, insuring against loss or damage by fire or other casualty covered by a so-called “all risk”, “multi-peril”, or “special form” policy, in such amounts, and from companies and on such terms and conditions as Landlord deems appropriate from time to time. Tenant-Owned Alterations and Utility Installations, Trade Fixtures and Tenant’s personal property shall be insured by Tenant pursuant to Section 9.4. Landlord may also obtain and keep in force during the term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and any Lender(s), insuring the loss of the full rental and other charges payable by all Tenants of the Building to Landlord for one year (including all Real Property Taxes, insurance costs, all Common Area Operating Expenses and any scheduled rental increases). Tenant shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Building Complex if said increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises.

9.4 Tenant’s Property Insurance. Subject to the requirements of Section 9.6, Tenant at its cost shall either by separate policy or, at Landlord’s option, by endorsement to a policy already carried, maintain insurance coverage for full replacement cost on all of Tenant’s personal property, Trade Fixtures and Tenant-Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by Landlord as the Insuring Party under Section 9.3. Such insurance shall be full replacement cost coverage with a deductible not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Tenant for the replacement of personal property and the restoration of Trade Fixtures and Tenant-Owned Alterations and Utility Installations.

9.5 Tenant’s Insurance Requirements. Upon request from Landlord, Tenant shall provide Landlord with written evidence that all insurance required under Section 9 is in force. Insurance required of Tenant under Section 9 shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-V, or such other rating as may be required by a Lender, as set forth in the most current issue of “Best’s Insurance Guide.” Tenant covenants and agrees to obtain all other insurance coverages, and endorsements customarily maintained by companies in the general business and use, or reasonably requested by Landlord from time to time including, without limitation, business interruption insurance. Tenant acknowledges that Landlord is not obligated to maintain any insurance or extended coverage insurance with respect to damage to any plate glass or other glass located in the Premises. Tenant shall be entitled to obtain any such insurance for plate glass or other glass located in the Premises; provided, however, that Tenant shall be obligated to replace any damaged or broken or plate glass or other glass located in the Premises, whether or not Tenant has obtained such insurance coverage. Tenant shall not do or permit to be done anything, which shall invalidate the insurance policies referred to in this Section 9. Tenant shall cause to be delivered to Landlord, within seven (7) days before the earlier of the Delivery Date or the Commencement Date evidence of the existence and amounts of, the insurance required under Section 9.2(a) and 9.4. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Landlord. Tenant shall at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or “insurance binders” evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand.

9.6 Waiver. Tenant and Landlord each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property or for any business interruption or any loss or damage to property arising out of or connected to Tenant’s use of the Premises to the extent such loss or damage or business interruption is covered by a standard “all-risk”, multi-peril or special form policy regardless of whether such insurance is carried or not, or if so carried, payable to or protects Landlord or Tenant or both, EVEN THOUGH SUCH LOSS OR DAMAGE OR BUSINESS INTERRUPTION MIGHT HAVE BEEN OCCASIONED BY THE NEGLIGENCE OR WILLFUL ACTS OR OMISSIONS OF THE LANDLORD OR TENANT OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS, TENANTS, SUBTENANTS, LICENCES, ASSIGNEES OR INVITEES. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required to be carried or by any deductibles applicable thereto. For the purpose of the foregoing waiver set forth in this Subsection, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby.

9.7 Indemnity. Except for Landlord’s gross negligence or willful misconduct, Tenant shall indemnify, protect, defend and hold harmless the Premises, Landlord and its agents, employees, Landlord’s master or ground landlord, members, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the occupancy of the Premises by Tenant, the conduct of Tenant’s business, any act, omission or neglect of Tenant, its agents, contractors, employees or invitees, out of any Default or breach by Tenant in the performance in a timely manner of any obligation on Tenant’s part to be performed under this Lease, out of any improvements, fixtures or equipment upon the Premises or any repairs, maintenance or out of alterations to the Premises made by, through or under Tenant, EVEN IF SUCH LIABILITY AND CLAIMS ARE CAUSED BY THE NEGLIGENCE OF THE INDEMNIFIED PARTIES. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Landlord) litigated and/or reduced to judgment. In case any action or proceeding is brought against Landlord by reason of any of the foregoing matters, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be so indemnified. The provisions of this Section shall survive the expiration or termination of this Lease.

9.8 Exemption of Landlord from Liability. Notwithstanding anything to the contrary contained herein, Landlord’s liability under this Lease shall be limited to its interest in the Building Complex.

10. Damage or Destruction.

10.1 Total Damage. If the Premises or the Building shall be so damaged by fire or other casualty as to render the Premises wholly untenantable and if such damage shall be so great that a competent architect, in good standing, selected by Landlord shall certify in writing to Landlord and Tenant within ninety (90) days of said casualty that the Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within one hundred eighty (180) working days from the happening thereof, then Landlord may within thirty (30) days after its receipt of such architect’s certification, elect by written notice to Tenant to terminate the Lease, in which event this Lease shall cease and terminate from the date which is the thirtieth (30th) day after the date of Landlord’s termination notice, and Tenant shall thereupon surrender to Landlord the Premises and all interest therein hereunder and Landlord may reenter and take possession of the Premises and remove Tenant therefrom. Tenant shall pay Rent, duly apportioned, up to the time of such fire or other casualty. If, however, the damage shall be such that said architect shall certify within said ninety (90) day period that the Premises can be made tenantable within said one hundred eighty (180) day period or such repairs will exceed such one hundred eighty (180) day period but Landlord does not timely elect to terminate the Lease, then, except as hereinafter provided, Landlord shall repair the Premises to its prior condition, excluding any alterations, improvements, fixtures and personal property constructed or owned by Tenant, with all reasonable speed.

10.2 Partial Damage. If the Premises shall be slightly damaged by fire or other casualty, but not so as to render the same wholly untenantable or to require a repair period in excess of one hundred eighty (180) days, then, Landlord, after receiving notice in writing of the occurrence of the casualty, except as hereafter provided, shall cause the same to be repaired to its prior condition, excluding any alterations, improvements, fixtures and personal property constructed or owned by Tenant. If the estimated repair period as established in accordance with the provisions of Subsection 10.1 above exceeds one hundred eighty (180) days, then the provisions of Subsection 10.1 shall control notwithstanding the fact that the Premises are not wholly untenantable.

10.3 Building Damage. In case the Building throughout shall be so injured or damaged, whether by fire or otherwise (though said Premises may not be affected, or if affected, can be repaired within said one hundred eighty (180) days), that, within ninety (90) days after the happening of such injury, Landlord shall decide not to reconstruct or rebuild said Building, then, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said ninety (90) days, Tenant shall pay the Rent, properly apportioned up to the date of such fire or other casualty, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be freed and discharged of all further obligations hereunder.

10.4 Rent Abatement. Provided that the casualty is not the fault of Tenant, Tenant’s agents, servants, or employees, Tenant’s Base Rent shall abate commencing on the date of such fire or other casualty and continuing during any such period of repair and restoration.

10.5 Insurance Proceeds. Landlord’s obligation to repair and restore the Premises provided in this Section 10 is limited to the repair and restoration that can be accomplished with the proceeds of any property insurance maintained on the Premises and received by Landlord. The amount of any such insurance proceeds is subject to any right of any Lender to apply such proceeds to its secured debt under its mortgage.

11. Real Property Taxes.

11.1 Payment of Taxes. Landlord shall pay the Real Property Taxes, as defined in Section 11.2, applicable to the Building Complex, and except as otherwise provided in Section 11.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Section 4.2. Landlord shall have the sole right to contest any Real Property Taxes and TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE BUILDING COMPLEX OR APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE. Landlord shall credit Tenant with Tenant’s Share of any abatement, reduction or recovery of any Real Property Taxes attributable to the Term less Tenant’s Share of all costs and expenses incurred by Landlord, including attorneys’ fees, in connection with such abatement, reduction or recovery.

11.2 Real Property Tax Definition. As used herein, the term “Real Property Taxes” shall include any sales, use, or franchise taxes, any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Building Complex or upon rent received by Landlord or income from the Building Complex by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Landlord in the Building Complex or any portion thereof, Landlord’s right to rent or other income therefrom, and/or Landlord’s business of leasing the Premises. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively, “Applicable Laws”) taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Building Complex or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days, which such calendar year and tax year have in common.

11.3 Additional Improvements. Notwithstanding Section 11.1 hereof, Tenant shall pay to Landlord at the time Common Area Operating Expenses are payable under Section 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Tenant or at Tenant’s request.

11.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Landlord’s reasonable determination thereof, in good faith, shall be conclusive.

11.5 Tenant’s Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or stored within the Building Complex. When possible, Tenant shall cause its Tenant-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant’s said property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant’s property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property. In addition, Tenant shall pay all taxes, including, without limitation, workers’ compensation, general license or franchise taxes and rent taxes, if any, which may be required for the conduct of Tenant’s business.

12. Utilities. Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon. If any such utilities or services are not separately metered to the Premises or separately billed to the Premises, Tenant shall pay to Landlord a reasonable proportion to be determined by Landlord of all such charges jointly metered or billed with other premises in the Building, in the manner and within the time periods set forth in Section 4.2(d). Landlord shall not be liable for any damage, loss or expense incurred by Tenant by reason of any interruption, reduction (permanent or temporary) or failure of any utilities or services for the Premises or the Building Complex.

13. Assignment and Subletting.

13.1 Landlord’s Consent Required.

(a) Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, “assign”) or sublet all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent, which consent to a proposed assignment (other than a mortgage or collateral assignment) or sublease will not unreasonably be withheld provided that (i) Tenant has complied with the provisions of this Subsection and Landlord has declined to exercise its rights thereunder; (ii) the proposed subtenant or assignee is engaged in a business in the Premises which will be used in a manner which is in keeping with the then standards of the Building Complex and does not conflict with any exclusive use rights granted to any other tenant; (iii) the proposed subtenant or assignee has reasonable financial worth in light of the responsibilities involved and Tenant shall have provided Landlord with reasonable evidence thereof; (iv) Tenant is not in default hereunder at the time it makes its request for such consent; (v) the proposed subtenant or assignee is not a governmental or quasi-governmental agency; (vi) the proposed subtenant or assignee is not a tenant under or is not currently negotiating a lease with Landlord in any building owned by Landlord in the surrounding area (including in the Building Complex); or (vii) the Rent under such sublease or assignment is not less than the Rent to be paid by Tenant for such space under the Lease and is not less than eighty-five percent (85%) of the rental rate then being offered by Landlord for similar space in the Building Complex. Notwithstanding anything contained in Section 13 to the contrary, in the event Tenant requests Landlord’s consent to sublet all or a portion of the Premises or to assign its interest in this Lease, Landlord shall have the right to (x) consent to such sublease or assignment in its reasonable discretion as described in the preceding sentences; (y) refuse to grant such consent in Landlord’s reasonable discretion based upon the criteria described above; or (z) refuse to grant such consent and terminate this Lease as to the portion of the Premises with respect to which such consent was requested; provided, however, if Landlord refuses to grant such consent and elects to terminate the Lease as to such portion of the Premises, Tenant shall have the right within ten (10) days after Landlord’s exercise of its right to terminate to withdraw Tenant’s request for such consent and remain in possession of the Premises under the terms and conditions hereof. In the event the Lease is terminated as set forth herein, such termination shall be effective as of the date set forth in a written notice from Landlord to Tenant, which date shall in no event be more than thirty (30) days following such notice.

Tenant hereby agrees that in the event it desires to sublease all or any portion of the Premises or assign this Lease to any party, in whole or in part, Tenant shall notify Landlord not less than sixty (60) days prior to the date Tenant desires to sublease such portion of the Premises or assign this Lease (“Tenant’s Notice”). Tenant’s Notice shall set forth a description of the Premises to be so sublet or assigned and the terms and conditions on which Tenant desires to sublet the Premises or assign this Lease. Landlord shall have forty-five (45) days following receipt of Tenant’s Notice to exercise Landlord’s rights pursuant to (x), (y) and (z) above. If Landlord consents to such sublease or assignment, and if for any reason Tenant is unable to sublet said portion of the Premises or assign the applicable portion of its interest in this Lease on the terms and conditions contained in Tenant’s Notice within one hundred and twenty (120) days following its original notice to Landlord, Tenant agrees to re-offer the Premises to Landlord in accordance with the provisions hereof prior to subleasing or assigning the same to any third party. In the event Tenant requests Landlord’s consent to a transfer, Tenant agrees to pay all of Landlord’s fees and expenses including attorneys’ fees and costs incurred by Landlord in connection with its review, approval or disapproval, and/or preparation of any documentation in connection with any request to assign, sublease or otherwise transfer Tenant’s interest in this Lease or the Premises.

(b) A change in the control of Tenant shall constitute an assignment requiring Landlord’s consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Tenant, shall constitute a change in control for this purpose. The foregoing provisions of this Subsection 13.1(b) shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.

(c) Tenant may assign its entire interest under this Lease or sublet the Premises (i) to any entity controlling or controlled by or under common control with Tenant or (ii) to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as “Permitted Transfer”) without the consent of Landlord, provided: (1) Tenant is not in default under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant; (3) with respect to a Permitted Transfer to a proposed transferee described in clause (ii), such proposed transferee shall have a net worth which is at least equal to the greater of the Net Worth of Tenant, as hereinafter defined, at the date of this Lease or the Net Worth of Tenant as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced to Landlord’s reasonable satisfaction; and (4) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization. “Net Worth of Tenant” for purposes of this Lease shall be the net worth of Tenant (excluding any Guarantors) established under generally accepted accounting principles consistently applied.

(d) An assignment or subletting of Tenant’s interest in this Lease without Landlord’s specific prior written consent shall, at Landlord’s option, be a Default curable after notice per Section 13.1, or a non-curable Default without the necessity of any notice and grace period. If Landlord elects to treat such unconsented assignment or subletting as a non-curable Default, Landlord shall have the right to either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice (“Landlord’s Notice”), increase the monthly Base Rent for the Premises to the greater of the then fair market rental value of the Premises, as reasonably determined by Landlord, or one hundred ten percent (110%) of the Base Rent then in effect. Pending determination of the new fair market rental value, Tenant shall pay the amount set forth in Landlord’s Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Default and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Tenant shall be subject to similar adjustment to the then fair market value as reasonably determined by Landlord (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition) or one hundred ten percent (110%) of the price previously in effect; (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment; and (iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new rental bears to the Base Rent in effect immediately prior to the adjustment specified in Landlord’s Notice.

(e) If a Default under this Lease shall occur while the Premises or any part of the Premises are assigned, sublet or otherwise transferred, Landlord, in addition to any other remedies provided for within this Lease or by law, may, at its option, collect directly from the transferee all Rent or other consideration becoming due to Tenant under the transfer and apply these monies against any sums due to Landlord by Tenant; and Tenant authorizes and directs any transferee to make payments of Rent or other consideration directly to Landlord upon receipt of written notice from Landlord. No direct collection by Landlord from any transferee should be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from further performance of its obligations contained in this Lease.

(f) Tenant’s remedy for any breach of this Section 13.1 by Landlord shall be limited to compensatory damages and/or injunctive relief.

13.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Landlord’s consent any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or subtenant of the obligations of Tenant under this Lease; (ii) release Tenant of any obligations hereunder; nor (iii) alter the primary liability of Tenant for the payment of Base Rent and other sums due Landlord hereunder or for the performance of any other obligations to be performed by Tenant under this Lease.

(b) Landlord may accept any Rent or performance of Tenant’s obligations from any person other than Tenant pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any Rent for performance shall constitute a waiver or estoppel of Landlord’s right to exercise its remedies for the Default or breach by Tenant of any of the terms, covenants or conditions of this Lease.

(c) The consent of Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the assignee or subtenant. However Landlord may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Tenant or anyone else liable under this Lease or the sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or the sublease.

(d) In the event of any Default of Tenant’s obligations under this Lease, Landlord may proceed directly against Tenant, any Guarantors or anyone else responsible for the performance of the Tenant’s obligations under this Lease, including any subtenant, without first exhausting Landlord’s remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Landlord’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subtenant, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of One Thousand Dollars ($1,000.00) or ten percent (10%) of the monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, whichever is greater, as reasonable consideration for Landlord’s considering and processing the request for consent. Tenant agrees to provide Landlord with such other or additional information and/or documentation as may be reasonably requested by Landlord.

(f) Any assignee of, or subtenant under this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

(g) Landlord, as a condition to giving its consent to any assignment or subletting, may require that the amount and adjustment schedule of the Rent payable under this Lease be adjusted to what is then the market value and/or adjustment schedule for property similar to the Premises as then constituted, as determined by Landlord.

(h) If Tenant collects any rental or other amounts from a subtenant or assignee in excess of the Base Rent and Tenant’s Share of Common Area Operating Expenses, Tenant shall pay the Landlord, as and when Tenant receives the same, all such excess amounts received by Tenant less any improvements, brokers’ fees, advertising expenses or other concessions to the extent all of the above are actually paid for by Tenant in the procurement of a subtenant or assignee.

13.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Tenant hereby assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under the Lease; provided, however, that until a Default (as defined in Section 14.1) shall occur in the performance of Tenant’s obligations under this Lease, Tenant may, except as otherwise may be provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of the foregoing provision except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of the foregoing provision or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such sublease under such Sublease. Tenant hereby irrevocably authorizes and directs any such sublease, upon receipt of a written notice from Landlord stating that a Default exists in the performance of Tenant’s obligations under this Lease to pay to Landlord the rents and other charges due and to become due under the sublease. Subtenant shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Tenant to the contrary, Tenant shall have no right or claim against such subtenant, or, until the Default has been cured, against Landlord, for any such rents and other charges so paid by said subtenant to Landlord.

(b) In the event of a Default by Tenant in the performances of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such subleases; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to such sublandlord or for any other prior defaults or breaches of such sublandlord under such sublease.

(c) Any matter or thing requiring the consent of the sublandlord under a sublease shall also require the consent of Landlord herein.

(d) No subtenant under a sublease approved by Landlord shall further assign or sublet all or any part of the Premises without Landlord’s prior written consent, which may be granted or denied in Landlord’s sole discretion.

14. Default; Remedies.

14.1 Default. A “Default” by Tenant is defined as a failure by Tenant to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Tenant under this Lease. Each one of the following shall be an event of Default:

(a) The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises.

(b) The failure by Tenant to make any payment of Base Rent, Tenant’s Share of Common Area Operating Expenses, or Additional Rent payment required to be made by Tenant hereunder as and when due.

(c) The failure by Tenant to provide Landlord with reasonable evidence of insurance or surety bond required under this Lease as and when due.

(d) The failure of Tenant to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) days following written notice thereof by or on behalf of Landlord to Tenant.

(e) Except as expressly otherwise provided in this Lease, the failure by Tenant to provide Landlord with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Requirements per Section 7.4; (ii) the inspection, maintenance and service contracts required by Section 8.1(b); (iii) the rescission of an unauthorized assignment or subletting per Section 13; (iv) a tenancy statement per Sections 17 or 36; (v) the subordination or non-subordination of this Lease per Section 30; (vi) the guaranty of the performance of Tenant’s obligations under this Lease if required under Sections 1.11 and 36; (vii) the execution of any document requested under Section 40 (easements); or (viii) any other documentation or information which Landlord may reasonably require of Tenant under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Landlord to Tenant, except that failure to deliver a tenancy statement shall be governed by the terms of Sections 17 or 36 without any additional notice being required by Landlord.

(f) A Default by Tenant as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Section 38 hereof that are to be observed, complied with or performed by Tenant, other than those described in Subsections 14.1(a), (b), (c), (d) or (e) above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Landlord to Tenant; provided, however, that if the nature of Tenant’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Default by Tenant if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(g) The occurrence of any of the following events: (i) the making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant’s becoming a “debtor” as defined in 11 U.S. Code Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Subsection 14.1(g) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

(h) The discovery by Landlord that any financial statement of Tenant or of any Guarantor, given to Landlord by Tenant or any Guarantor, was materially false.

(i) If the performance of Tenant’s obligations under this Lease is guaranteed: (i) the death of a Guarantor; (ii) the termination of a Guarantor’s liability with respect to the Lease other than in accordance with the terms of such guaranty; (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing; (iv) a Guarantor’s refusal to honor the guaranty; or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory breach basis, and Tenant’s failure within sixty (60) days following written notice by or on behalf of Landlord to Tenant of any such event, to provide Landlord with written alternative assurances of security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the Guarantors that existed at the time of execution of this Lease.

14.2 Remedies.

(a) If any one or more event of Default shall happen, then Landlord shall have the right at Landlord’s election, then or at any time thereafter, either:

(1) Without demand or notice, to reenter and take possession of the Premises or any part thereof and repossess the same as of Landlord’s former estate and expel Tenant and those claiming possession through or under Tenant and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to reenter, as provided in this subparagraph (1), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof, either alone or in conjunction with other portions of the Building of which the Premises are a part, in Landlord’s or Tenant’s name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its absolute discretion, may determine and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting; provided, however, Landlord shall use reasonable efforts to relet the Premises. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

In order to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant and Landlord shall have no obligation to provide Tenant a key to new locks installed in the Premises or grant Tenant access to the Premises. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys’ fees, by reason of Landlord’s alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant’s agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and either dispose of or store, at Tenant’s expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof. Tenant acknowledges that the provisions of this subparagraph of this Lease supersede the Texas Property Code and Tenant further warrants and represents that it hereby knowingly waives any rights it may have thereunder. TENANT EXPRESSLY WAIVES THE SERVICE OF ANY STATUTORY DEMAND OR NOTICE WHICH IS A PREREQUISITE TO LANDLORD’S COMMENCEMENT OF EVICTION PROCEEDINGS AGAINST TENANT, INCLUDING THE DEMANDS AND NOTICES SPECIFIED IN ANY APPLICABLE STATE STATUTE OR CASE LAW. TENANT KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD’S TERMINATION OF THIS LEASE OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO THE TERMS OF THIS LEASE AND ON ANY CLAIM FOR DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION. LANDLORD IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER.

(2) If Landlord elects to take possession of the Premises as provided in this subparagraph (1) without terminating the Lease, Tenant shall pay to Landlord (i) the Rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord’s expenses incurred in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, expenses of employees, alteration, remodeling, and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith, as provided aforesaid, will be made in determining the net proceeds received from such reletting. In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the Rent and all other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day; or

(3) To terminate this Lease by giving to Tenant notice of Landlord’s election to do so, in which event Tenant’s right to possession of the Premises shall cease and the Lease shall thereupon be terminated on the date specified in such notice. In the event this Lease is terminated pursuant to the provisions of this subparagraph (3), Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord, which may be then owing and unpaid, and all reasonable costs and expenses, including court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder. In addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (x) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including without limitation Landlord’s contribution to the cost of tenant improvements, if any, installed by either Landlord or Tenant pursuant to this Lease or any work letter in connection with this Lease, (y) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent which would have been payable after the termination date had this Lease not been terminated, including, without limitation, the amount projected by Landlord to represent Additional Rent for the remainder of the term, over the then present value of the then aggregate Reasonable Rental Value, as hereinafter defined, of the Premises, such present worth to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such Rent would have been payable hereunder had this Lease not been terminated, and (z) any damages in addition thereto, including without limitation reletting expenses, alterations and repair costs, brokerage commissions and reasonable attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent. It is agreed that the “Reasonable Rental Value” shall be the amount of rental which Landlord can obtain as rent for the remaining balance of the term.

(4) In the event of a Default, Landlord may, at Landlord’s option, but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord may deem necessary or desirable to cure any such Default in such manner and to such extent as Landlord may deem necessary or desirable. Landlord may do so without demand on, or written notice to, Tenant and without giving Tenant an opportunity to cure such Default. Tenant covenants and agrees to pay to Landlord, within (10) days after demand, all advances, costs and expenses of Landlord in connection with the making of any such payment or the taking of any such action including, without limitation, (a) a charge in the amount of fifteen percent (15%) of such advances, costs and expenses payable to Landlord to compensate for the administrative overhead attributable to such action, (b) reasonable attorneys’ fees, and (c) interest as hereinafter provided from the date of payment of any such advances, costs and expenses by Landlord.

(b) Suit or suits for the recovery of the Rent and other amounts and damages set forth hereinabove may be brought by Landlord, from time to time, at Landlord’s election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no such default by Tenant or no such termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any Rent or other amount and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, shall also be recoverable by Landlord from Tenant. Further, if an action is brought pursuant to the terms and provisions of the Lease, the prevailing party in such action shall be entitled to recover from the other party any and all reasonable attorneys’ fees and costs incurred by such prevailing party in connection with such action.

(c) No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a Default thereof and no acceptance of full or partial Rent during the continuance of any such Default shall constitute a waiver of any such Default or of such agreement, term, covenant, or condition. The subsequent acceptance of Rent, which would include Common Area Operating Expenses and Additional Rent due under this Lease, shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular amount so accepted regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such amount. No agreement, term, covenant, or condition hereof to be performed or complied with by Tenant and no Default thereof shall be waived, altered, or modified, except by written instrument executed by Landlord. No waiver of any Default shall affect or alter this Lease but each and every agreement, term, covenant, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent Default thereof. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions, which require observance or performance by Landlord or Tenant subsequent to such termination.

(d) [Intentionally Omitted]

(e) In the event of a Default, Landlord may, at Landlord’s option, but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord may deem necessary or desirable to cure any such Default in such manner and to such extent as Landlord may deem necessary or desirable. Landlord may do so without demand on, or written notice to, Tenant and without giving Tenant an opportunity to cure such Default. Tenant covenants and agrees to pay to Landlord, within ten (10) days after demand, all advances, costs and expenses of Landlord in connection with the making of any such payment or the taking of any such action including, without limitation, (a) a charge in the amount of fifteen percent (15%) of such advances, costs and expenses payable to Landlord to compensate for the administrative overhead attributable to such action, (b) reasonable attorneys’ fees, and (c) interest as hereinafter provided from the date of payment of any such advances, costs and expenses by Landlord.

(f) Nothing contained in this Section 14 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Section. Notwithstanding anything contained in this Section to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

(g) In addition to the foregoing rights and remedies, Landlord may pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises are located.

(h) The expiration or termination of this Lease and/or the termination of Tenant’s right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Tenant’s occupancy of the Premises.

(i) Landlord shall use commercially reasonable efforts to mitigate any damages resulting from a Default by Tenant under this Lease. Landlord’s obligation to mitigate damages after a Default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria: (1) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (2) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises in the Building Complex suitable for that prospective tenant’s use are (or soon will be) available; (3) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building Complex; (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would: (x) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building Complex; (y) adversely affect the reputation of the Building Complex; or (z) be incompatible with the operation of the Building Complex; and (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources to operate the Premises in a first class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.

14.3 Inducement Recapture in Event of Default. Any agreement by Landlord for free or abated Rent applicable to the Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions” shall be deemed conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the term hereof as the same may be extended upon the occurrence of a Default (as defined in Section 14.1) of this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect and any Rent including any other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord, as Additional Rent due under this Lease, notwithstanding any subsequent cure of said Default by Tenant. The acceptance by Landlord of Rent or the cure of the Default which initiated the operation of this Section 14.3 shall not be deemed a waiver by Landlord of the provisions of this Section 14.3 unless specifically so stated in writing by Landlord at the time of such acceptance.

14.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges, which may be imposed upon Landlord by the terms of any ground lease, mortgage or deed of trust covering the Premises. Accordingly, if any installment of Rent or other sum due from Tenant shall not be received by Landlord or Landlord’s designee when due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount; provided that Tenant will not incur a late charge with respect to the first two (2) late payments in any calendar year if Tenant pays such overdue amount within five (5) days after the date such payments were due. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected for three (3) consecutive installments of Base Rent, then notwithstanding Section 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Landlord’s option, become due and payable quarterly in advance.

14.5 Default by Landlord. Landlord shall not be deemed in default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Section 14.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord, and by any Lender(s) whose name and address shall have been furnished to Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion. In the event of any actual or alleged failure, breach or default hereunder by Landlord, Tenant’s sole and exclusive remedy will be against Landlord’s interest in the Building Complex, and Landlord, its directors, officers, members, employees, consultants, independent contractors, agents, and any partner of Landlord will not be sued, be subject to service of process, or have a judgment obtained against him in connection with any alleged breach or default, and no writ of execution will be levied against the assets of any partner, member, shareholder or officer of Landlord. These covenants and agreements are enforceable by Landlord and also by any partner, member, shareholder or officer of Landlord. Tenant agrees and understands that it shall have no right to offset any payment of Rent in the event of default by Landlord.

15. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession whichever first occurs. If more than ten percent (10%) of the floor area of the Premises or more than twenty-five percent (25%) of the portion of the Common Areas designated for Tenant’s parking is taken by condemnation, Tenant may, at Tenant’s option, to be exercised in writing within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant for Tenant’s relocation expenses and/or loss of Tenant’s Trade Fixtures.

16. Brokers. Tenant and Landlord each represent and warrant to the other that (i) it has had no dealings with any person, firm, broker or finder other than Rick Medinis, who acted as Landlord’s agent, and Tyson Erwin, who acted as Tenant’s agent, in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby; and (ii) no broker or other person, firm or entity other than said named broker(s) is entitled to any commission or finder’s fee in connection with said transaction. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party, including any costs, expenses, and/or attorneys’ fees reasonably incurred with respect thereto.

17. Statements.

17.1 Estoppel. Tenant agrees to furnish, from time to time, within fifteen (15) working days after receipt of a request from Landlord or Landlord’s mortgagee, a statement certifying, if applicable, the following: Tenant is in possession of the Premises; the Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim of offset against Rent; the Rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord’s mortgagee. Tenant’s failure to deliver such statement shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease and that Landlord has not received more than one month’s Rent in advance. In addition, Tenant’s failure to timely deliver such statement within the time set forth above shall be deemed an event of Default. Any notice and cure provisions set forth in any other part of this Lease shall not apply to a default of this Section 17.1.

17.2 Financial Statement. If Landlord desires to finance, refinance, or sell the Premises or the Building, or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past three (3) years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

18. Landlord’s Liability. The term “Landlord” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Landlord’s title or interest in the Premises or in this Lease, Landlord shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Landlord at the time of such transfer or assignment. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Landlord shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Landlord. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as hereinabove defined. TENANT HEREBY WAIVES ITS STATUTORY LIEN UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE.

19. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

20. Interest on Past-Due Obligations. Any monetary payment due Landlord hereunder, other than late charges, not received by Landlord within ten (10) days following the date on which it was due, shall, in addition to the potential late charge provided for in Section 14.4, bear interest from the date due at the lower of eighteen percent (18%) per annum, or the highest rate of interest from time-to-time permitted under applicable federal and state law.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the parties under this Lease.

22. No Prior or other Agreements. The Lease, together with its Exhibits and such Rules and Regulations presently in effect attached hereto as Exhibit C, comprise the entire agreement between te parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by certified or registered mail or by a nationally recognized overnight delivery service, with postage prepaid, or by facsimile transmission during normal business hours, to the party who is to receive such notice at the address noted adjacent to each party’s respective signature on this Lease. Either party may by written notice to the other specify a different address for notice purposes, except that upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by a nationally recognized overnight delivery service shall be deemed given upon either actual delivery or as of the date of first attempted delivery. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery of mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Landlord of the Default of any term, covenant or condition hereof by Tenant, shall be deemed a waiver of any other covenant or condition hereof or of any subsequent Default by Tenant of the same of any other term, covenant or condition hereof. Landlord’s consent to or approval of any such act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval or any subsequent or similar act by Tenant or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Landlord’s knowledge of a Default at the time of accepting Rent, the acceptance of Rent by Landlord shall not be a waiver of any Default by Landlord of any provision hereof. Any payment given Landlord by Tenant may be accepted by Landlord on account of moneys or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

25. Recording. Tenant shall not, without the prior written consent of Landlord which may be withheld in Landlord’s sole and absolute discretion, record a short form memorandum of lease. The Lease shall not be recorded. If Landlord approves any request to record a short form memorandum, Tenant shall be responsible for payment of any fees or taxes applicable thereto.

26. Holdover. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event that Tenant holds over in violation of this Section 26 without the consent of Landlord, Tenant shall be deemed a trespasser. If Landlord consents in writing to such holdover, Tenant shall be deemed to be a tenant from month to month. In either event, the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding such expiration or earlier termination, without reduction for partial months. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant.

27. Cumulative Remedies. No remedy or election of Landlord hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

29. Binding Effect: Choice of Law. This Lease shall be binding upon the parties hereto, their personal representatives, successors and assigns and be governed by the laws of the state in which the Premises are located. Any litigation between the parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any other option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”) now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that the Lender’s holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord’s default with respect to any such obligation, Tenant will give any Lender whose name and address have been furnished Tenant in writing for such purpose notice of Landlord’s default pursuant to Section 14.5. If any Lender shall elect to have this Lease and/or any option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Tenant, this Lease and such options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device or by a conveyance in lieu of foreclosure, and that in the event of such foreclosure, such new owner shall not (i) be liable for any act or omission of any prior Landlord or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord; or (iii) be bound by prepayment of more than one month’s Rent.

30.3 Self-Executing. The agreements contained in this Section 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of the Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination, non-subordination or attornment agreement as is provided for herein.

31. Attorneys’ Fees. If any party hereto brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appear thereon, shall be entitled to reasonable attorneys’ fees and costs. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued or decision or judgment. The term “Prevailing Party” shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement or judgment of its claim or defense. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees and costs reasonably incurred. Landlord shall be entitled to attorneys’ fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default.

32. Right of Entry. Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Landlord may reasonably deem necessary. Landlord may at any time place on or about the Premises or Building any ordinary “For Sale” signs and Landlord may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary “For Lease” signs. All such activities of Landlord shall be without abatement of Rent or liability to Tenant.

33. Auctions. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord’s prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signage. Any and all tenant signage shall be limited to locations designated by Landlord, be provided by a supplier acceptable to Landlord, be within the standards established by the Landlord and subject to Landlord’s prior written consent which will not be unreasonably withheld. All signage shall comply with all applicable laws, orders, rules and regulations, and be at the sole cost of Tenant. Any signs not in conformity with this Lease may be removed by Landlord at Tenant’s expense. Upon surrender or vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the building facia surface to which its signs are attached.

35. Termination. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord’s failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord’s election to have such event constitute the termination of such interest.

36. Guarantor. [Intentionally Deleted]

37. Quiet Possession. Upon payment by Tenant of the Rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof without hindrance or disturbance from Landlord, subject to all of the provisions of this Lease.

38. Rules and Regulations. Tenant agrees that it will abide by, and keep and observe all reasonable rules and regulations (“Rules and Regulations”) which Landlord may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Building Complex and their invitees. Tenant shall comply with all Rules and Regulations as set forth on Exhibit C attached hereto, as they may be amended form time to time.

39. Security. Tenant hereby acknowledges that the Rent payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties. Notwithstanding the foregoing, Landlord may elect to provide a concierge or security guard for more efficient operation of the Building Complex, and the cost thereof shall be included as a Common Area Operating Expense. Landlord is not obligated to provide such services at any time or for any length of time. Tenant expressly acknowledges that Landlord has not represented to Tenant that the Building Complex is secure and Landlord shall not be responsible for the quality of any services which may be provided hereunder or for damage or injury to Tenant, its agents, employees, invitees or others or its betterments contained in the Building Complex or the Premises due to the failure, action or inaction of such persons, EVEN IF SUCH DAMAGE OR INJURY RESULTS FROM THE NEGLIGENCE OF LANDLORD OR ITS AGENTS, EMPLOYEES OR CONTRACTORS.

40. Reservations. Landlord reserves the right, from time to time, to grant, without the consent or joinder of Tenant, such easements, rights of way, utility raceways, and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedication, map or restrictions.

41. Authority. If either party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Tenant is a corporation, trust or partnership, Tenant shall within thirty (30) days after request by Landlord, deliver to Landlord evidence satisfactory to Landlord of such authority.

42. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

43. Offer. Preparation of this Lease by either Landlord or Tenant or Landlord’s agent or Tenant’s agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all parties hereto.

44. Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or Additional Rent payable under this Lease. As long as they do not materially change Tenant’s obligations hereunder, Tenant agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by Landlord’s Lender.

45. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

46. Patriot Act Compliance.

(a) No action, proceeding, investigation, charge, claim, report or notice has been filed, commenced, or threatened against Tenant or any of its Affiliates (as herein defined) alleging any violation of any laws relating to terrorism or money laundering including, without limitation, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “Patriot Act”). To Tenant’s knowledge, neither Tenant nor any of its Affiliates is in violation of taking any action which could reasonably be expected to result in any action, proceeding, investigation, charge, claim, report or notice being filed, commenced, or threatened against Tenant or any of its Affiliates alleging any violation of, or failure to comply with, the Executive Order or the Patriot Act. For the purposes of this Section 46, the term “Affiliates” shall mean all affiliated and related entities of Tenant, as well as all officers, directors, managers, shareholders, partners, members or other parties having an interest in Tenant or its affiliated or related entities (except that if the company is publicly traded on a nationally recognized stock exchange, then shareholders, partners and lenders with less than a twenty-five percent (25%) ownership interest shall be excluded).

(b) Neither Tenant nor its Affiliates is a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of the Executive Order and relating to blocking property and prohibiting transactions with persons who commit, threaten to commit, or support terrorism; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order and the Patriot Act; (iv) a person or entity who commits, threatens, or conspires to commit or supports “terrorism” as defined in the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed above.

(c) Neither Tenant nor any of its Affiliates is or will, knowingly (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods, or services to or for the benefit of any Prohibited Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any terrorism or money laundering law, including the Executive Order and the Patriot Act; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any terrorism or money laundering law, including the Executive Order and the Patriot Act.

(d) In connection with any changes of direct or indirect ownership of Tenant or any of its Affiliates requiring notice to Landlord or requiring Landlord’s consent under Section 13, Tenant shall give written notice to Landlord (i) advising Landlord, in reasonable detail, as to the proposed ownership change, and (ii) reaffirming that the representations and warranties set forth in this Section will remain true and correct. Tenant agrees to promptly deliver to Landlord (but in any event within ten (10) days following Landlord’s written request) any certification or other evidence requested from time to time by Landlord in its reasonable discretion, confirming Tenant’s and any of its Affiliates’ compliance with the foregoing terms and conditions.

47. Format. Tenant acknowledges that it has had the opportunity to thoroughly review and negotiate this Lease and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease.

48. Calculation of Charges. Landlord and Tenant agree that each provision of the Lease for determining charges, amounts and Additional Rent payments by Tenant (including without limitation, Section 4 of this Lease) is commercially reasonable, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

49. DTPA Waiver. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

The parties hereto have executed this Lease to be effective on the date and year first above written.

LANDLORD:

6400 BROADWAY L.L.L.P.,

a Colorado limited liability partnership

By: Hutton Mountain West LLC

a Colorado limited liability company

Its: General Partner

By: Mountain West Industrial Properties LLC,

A Colorado limited liability company

Its: Manager

/s/ J. Jeffrey Riggs

J. Jeffrey Riggs

Its: Manager

TENANT: IRONCLAD PERFORMANCE WEAR CORPORATION a Nevada Corporation. By:/s/ William M. Aisenberg William M. Aisenberg Its: Executive Vice President & CFO
Address:	8400 E. Prentice Avenue, Suite 910 Greenwood Village, CO 80111	Address:	2201 Park Place, Suite 101 El Segundo, CA 90245
Phone:	303-843-6473	Phone:	310-643-7800
Fax:	303-843-4030	Fax:

EXHIBITS

Exhibit A Depiction of Premises

Exhibit A-1 Description of Land

Exhibit B Rules and Regulations

Exhibit C Additional Provisions

EXHIBIT A

DEPICTION OF PREMISES

108'-3"
120'-0"
EP
EP
EP
WAREHOUSE
108X40'+-
NEW WALL TO DECK
NEW WALL TO DECK
RR
M
W
EDF
STOR
6X8'+-
MARKETING
15X18'+-
CONFERENCE
17X21'+-
NEW CARPET/PAINT
BREAK RM
38X13'+-
NEW CARPET/DROP CLNG/PAINT
NEW R&D
14X12'+-
NEW CARPET/DROP CLNG/PAINT
NEW R&D
20'X14'+-
NEW GENERAL OFFICE
ADD ONE POWER POLES IN THIS AREA AND ONE HARDWIRE
NEW CARPET/DROP CLNG/PAINT
NEW OFFICE
10'X13'+-
NEW OFFICE
10'X13'+-
NEW OFFICE
12X13'+-
NEW OFFICE
14X17'+-
NEW CARPET/DROP CLNG/PAINT
NEW CARPET/DROP CLNG/PAINT
OFFICE
15X13'+-
ADD THREE POWER POLES IN THIS AREA
REPAINT WALLS AS NEEDED FOR REMODEL
GUEST
15X12'+-
TB
SERVER
6X17'+-
NEW OFFICE
18'-6"X17'+-
NEW CARPET/PAINT
NEW CEO
20'6"X17'+-
NEW CARPET/PAINT
NEW GLASS STOREFRONT
RECPT
15X19'+-
NEW CARPET/PAINT
OFFICE
11X17'+-
NEW CARPET/PAINT
OFFICE
11X17'+-
NEW CARPET/PAINT
EXIT
NEW CONFERENCE
13X21'+-
NEW CARPET/PAINT
OFFICE
24X12'+-
OFFICE
12X12'+-
OFFICE
12X12'+-

NORTH
GRAPHIC SCALE
0
5'
10'
20'

20' Clear Height
(2) 9X10' OH Dock Doors
Easy Access to Major Thoroughfares
Professionally Landscaped
Screened Truck Courts
Security Lighting
Ample Parking

OFFICE	8,054 SF
WAREHOUSE	5,038 SF
TOTAL	13,092 SF

PRELIMINARY 4
NOT FOR CONSTRUCTION

SCALE: 3/16" = 1'-0"
JOB: 2011009
ISSUE DATES:
6/1/2014

SPACE PLANNING SPECIALISTS
Telephone: 972/414-9391
Fax: 972/414-0297
COMMERCIAL SPACE PLANNING & INTERIOR DESIGN

Copyright © 2014 Space Planning Specialists
These drawings, or parts thereof, may not be reproduced in any form, by any method, for any purpose, without prior written consent from Space Planning Specialists

A 13,092 SF. AREA REMODEL FOR A CLOTHING COMPANY

1920 HUTTON COURT, SUITE 300
FARMERS BRANCH, TEXAS

NAI Robert Lynn
Commercial Real Estate Services, Worldwide.
Rick Medinis: 214-256-7100
Email: robertlynn.com

EXHIBIT A-1

DESCRIPTION OF LAND

EXHIBIT B

RULES AND REGULATIONS

1.                   The sidewalks, truck loading areas, truck enclosures, entrances, and exits of the Building will not be obstructed by any tenants or used by any of them for any purpose other than for ingress to and egress from their respective premises. Landlord will in all cases retain the right to control and prevent access to such sidewalks, truck loading areas, truck enclosures, entrances and exits provided that nothing contained in these Rules and Regulations will be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No Tenant will be permitted to place or install any object (including, without limitation, radio and television antenna, loud speakers, sound amplifiers, microwave dishes, solar devices, or similar devices) on the exterior of the Building or on the roof of the Building.

2.                   No sign, placard, picture, name, advertisement or written notice visible from the exterior of Tenant’s premises will be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs. Tenant agrees to conform to such guidelines. All approved signs or lettering on doors will be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord. Other than window coverings expressly permitted by Landlord, material visible from outside the Building will not be permitted. In the event of the violation of this Rule by Tenant, Landlord may remove the violating items without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this Rule.

3.                   No cooking will be done or permitted by any tenant on the Premises, except in areas of the Premises which are specially constructed for cooking and except that use by the Tenant of microwave ovens and Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

4.                   No tenant will cause any unnecessary labor by reason of such tenant’s carelessness or indifference in the preservation of good order and cleanliness. Should Tenant’s actions result in any increased expense for any required cleaning, Landlord reserves the right to assess Tenant for such expenses.

5.                   The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances will be thrown in such plumbing fixtures. All damages resulting from any misuse of the fixtures will be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, caused the same.

6.                   No Tenant will in any way deface any part of the Premises or the Building of which they form a part. In those portions of the Premises where carpet has been provided directly or indirectly by Landlord, Tenant will at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

7.                   Tenant will not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible or explosive fluid or material or chemical substance other than limited quantities of such materials or substances reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in Tenant’s normal operations in the Premises. Without Landlord’s prior written approval, Tenant will not use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises.

8.                   Landlord will have the right, exercisable upon written notice and without liability to any Tenant, to change the name and street address of the Building.

9.                   Landlord will have the right to prohibit any advertising by Tenant, mentioning the Building, which, in Landlord’s reasonable opinion, tends to impair the reputation or desirability of the Building, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

10.                Tenant will not bring any animals (except “Seeing Eye” dogs) into the Building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

11.                Tenant will store all its trash and garbage within its designated trash enclosures. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. No furniture, appliances, equipment or flammable products of any type may be disposed of in the Building trash receptacles.

12.                Canvassing, peddling, soliciting, and distribution of handbills or any other written materials in the Building are prohibited, and each Tenant will cooperate to prevent the same.

13.                Any and all requirements of the tenants will be attended to only upon application by written, personal or telephone notice to the office of the Building Manager. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

14.                Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant’s employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant will make good all injuries sustained by other tenants or occupants of the Building or Landlord.

15.                Tenant will not conduct itself in any manner which is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other tenants in the Building.

16.                Neither Landlord nor any operator of the parking or truck loading areas within the Building Complex, as the same are designated and modified by Landlord, in its sole discretion, from time to time (the “Parking Areas”) will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessors to any such vehicle, or any property left in any of the Parking Areas, resulting from fire, theft, vandalism, accident, conduct of other users of the Parking Areas and other persons, or any other casualty or cause. Further, Tenant agrees that: (a) Landlord will not be obligated to provide any traffic control, security protection or operator for the Parking Areas; (b) Tenant uses the Parking Areas at its own risk; and (c) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. Tenant waives and releases Landlord from any and all liability arising out of the use of the Parking Areas by Tenant, its employees, agents, invitees, and visitors, whether brought by any of such persons or any other person.

17.                Tenant (including Tenant’s employees, agents, invitees, and visitors) will use the parking spaces solely for the purpose of parking passenger model cars, small vans and small trucks and the truckloading areas solely for the purpose of loading and unloading will comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the Parking Areas. The Parking Areas may be used by Tenant, its agents or employees, for occasional overnight parking of vehicles. Tenant will ensure that any vehicle parked in any of the Parking Areas will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the Parking Areas are at any time used (a) for any purpose other than parking as provided above; (b) in any way or manner reasonably objectionable to Landlord; or (c) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, may consider such default an event of Default under the Lease.

18.                Tenant’s right to use the Parking Areas will be in common with other tenants of the Building Complex and with other parties permitted by Landlord to use the Parking Areas. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord provided that Tenant’s rights under the Lease are preserved. Landlord will not be liable to Tenant for any temporary unavailability of Tenant’s designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

19.                If the Parking Areas are damaged or destroyed, or if the use of the Parking Areas is limited or prohibited by any governmental authority, or the use or operation of the Parking Areas is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord’s control, Tenant’s inability to use the Parking Areas will not subject Landlord or any operator of the Parking Areas to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect.

20.                Tenant has no right to assign or sublicense any of its rights in the Parking Areas, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate its parking spaces among its employees.

21.                No act or thing done or omitted to be done by Landlord or Landlord’s agent during the term of the Lease in connection with the enforcement of these Rules and Regulations will constitute an eviction by Landlord of any Tenant nor will it be deemed an acceptance of surrender of the Premises by any Tenant, and no agreement to accept such termination or surrender will be valid unless in a writing signed by Landlord. The delivery of keys to any employee or agent of Landlord will not operate as a termination of the Lease or a surrender of the Premises unless such delivery of keys is done in connection with a written instrument executed by Landlord approving the termination or surrender.

22.                In these Rules and Regulations, Tenant includes the employees, agents, invitees and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

23.                Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Rules and Regulations in favor of any other Tenant or tenants, nor prevent Landlord from enforcing any such Rules and Regulations against any or all of the Tenants of the Building after such waiver.

24.                These Rules and Regulations are in addition to, and will not be construed to modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

To the extent that this Addendum conflicts with, modifies or supplements other portions of the Lease, the provisions contained in this Addendum shall govern and control the rights and obligations of the parties.

LANDLORD:

6400 BROADWAY L.L.L.P.,

a Colorado limited liability partnership

By: Hutton Mountain West LLC

a Colorado limited liability company

Its: General Partner

By: Mountain West Industrial Properties LLC,

A Colorado limited liability company

Its: Manager

/s/ J. Jeffrey Riggs

J. Jeffrey Riggs

Its: Manager

TENANT: IRONCLAD PERFORMANCE WEAR CORPORATION, a Nevada Corporation. By: /s/ William M. Aisenberg William M. Aisenberg Its: Executive Vice President & CFO
Address:	8400 E. Prentice Avenue, Suite 910 Greenwood Village, CO 80111	Address:	2201 Park Place, Suite 101 El Segundo, CA 90245
Phone:	303-843-6473	Phone:	310-643-7800
Fax:	303-843-4030	Fax:

EXHIBIT C

ADDITIONAL PROVISIONS

To that certain Lease dated June 11, 2014 between 6400 BROADWAY L.L.L.P, a Colorado limited liability partnership, as Landlord, and IRONCLAD PERFORMANCE WEAR CORPORATION, a Nevada corporation as Tenant, covering the property located at 1920 Hutton Court, Suite 300, Farmers Branch, TX 75234.

Tenant Improvement Allowance:

A.            Landlord will provide to Tenant a construction improvement allowance in an amount equal to $60,000.00 (hereinafter “Allowance”) with which Tenant may make improvements and alterations to the Premises (hereinafter “Tenant Improvements”). This Allowance shall cover all improvements, as well as permits/fees, utility hook ups, space planning and construction documents.   Tenant must use Landlord’s architect to prepare the construction documents (hereinafter “CD’s”) with Landlord having final approval prior to submittal to the City of Farmers Branch which Landlord shall not delay more than two (2) business days. Landlord must approve the general contractor that Tenant chooses to use for the tenant improvements (hereinafter “Tenant’s Contractor”) and Tenant’s Contractor must be licensed, bonded and insured in the State of Arizona.

C.            General Contractor must present certificate of insurance to include Worker’s Compensation as well as Builder’s Risk coverage and a W-9 prior to commencing Tenant Improvements.

D.            General Contractor must provide to Landlord copies of all warranty information upon completion of construction.

G. Upon one hundred percent (100%) completion of Tenant Improvements, Tenant may submit to Landlord a request (a "Draw Request") in writing for one hundred percent (100%) of the Allowance, which request shall include lien waivers in form and substance satisfactory to Landlord from the Tenant's Contractor, waiving any applicable mechanic's liens relating to such work (which waivers may be conditioned upon receipt of the amount set forth in the Draw Request). Landlord shall pay the amount set forth in the Draw Request up to the Improvement Allowance of $60,000.00 to Tenant within 30 days after receipt thereof. Landlord will disburse the Allowance to Tenant within 30 days after final completion of the Tenant Improvement work and receipt of copies of all contractor final lien releases from Tenant's Contractor. All improvements need to be in conformance with City of Farmers Branch building codes.

H             Tenant must provide to Landlord a copy of the Certificate of Occupancy.

Renewal Option:

A. Tenant shall have the right to extend the Term of this Lease (the "Renewal Option") for one (1) three (3) year (the "Renewal Term") commencing on the day following the expiration of the Primary Lease Term, provided that each of the following occurs:

1.	Landlord receives notice of exercise of the Renewal Option ("Initial Renewal Notice") not more than twelve (12) and not less than six (6) full calendar months prior to the expiration of the Primary Lease Term; and

2.	No event of default exists at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice (hereinafter defined); and

3.	The Lease has not been assigned prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Renewal Notice.

B. The initial Base Rent rate per rentable square foot for the Premises during the Renewal Term shall equal the then Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises.

C. Tenant shall pay Tenant's Share of Common Area Operating Expenses and Tenant’s Share of Building Common Area Operating Expenses for the Premises during the applicable Renewal Term in accordance with Section 4 of the Lease.

D. Within thirty (30) days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises during the Renewal Term. Tenant, within fifteen (15) days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Renewal Notice") of Tenant's Exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Renewal Notice or Rejection Notice within such fifteen (15) day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Renewal Notice, Landlord and Tenant shall enter into the Renewal Amendment (hereinafter defined) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the applicable Renewal Term. Upon agreement Tenant shall provide Landlord with Binding Renewal Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within thirty (30) days after the date on which Tenant provides Landlord with a Rejection Notice. Landlord and Tenant agree to submit the dispute to binding arbitration before a mutually acceptable, conflict free, arbitrator from those available with the Judicial Arbitrator Group, Inc.

E. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rent, Expiration Date and other appropriate terms. An otherwise valid exercise of the Renewal Option shall, at Landlord's Option, be fully effective whether or not the Renewal Amendment is executed. The renewal rights of Tenant hereunder shall not be severable from the Lease and are personal to the Tenant originally named in the Lease.

F. For purpose hereof, "Prevailing Market" rate shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and in office/warehouse buildings comparable to the Building in the vicinity of the Building. Determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market rate shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

HVAC Expense Cap:

During the term of this Lease, if the HVAC units require repair or replacement, Tenant’s obligation for any expense related to such repairs/replacement shall be limited to the first seven hundred fifty ($750.00) dollars of the total expense per incident and provided Tenant has maintained the HVAC system in accordance with section 8.1(b), then Landlord shall pay the remaining sum of such expense after Tenant’s seven hundred fifty ($750.00) contribution.

To the extent that this Addendum conflicts with, modifies or supplements other portions of the Lease, the provisions contained in this Addendum shall govern and control the rights and obligations of the parties.

LANDLORD:

6400 BROADWAY L.L.L.P.,

a Colorado limited liability partnership

By: Hutton Mountain West LLC

a Colorado limited liability company

Its: General Partner

By: Mountain West Industrial Properties LLC,

A Colorado limited liability company

Its: Manager

/s/ J. Jeffrey Riggs

J. Jeffrey Riggs

Its: Manager

TENANT: IRONCLAD PERFORMANCE WEAR CORPORATION, a Nevada Corporation. By: /s/ William M. Aisenberg William M. Aisenberg Its: Executive Vice President & CFO
Address:	8400 E. Prentice Avenue, Suite 910 Greenwood Village, CO 80111	Address:	2201 Park Place, Suite 101 El Segundo, CA 90245
Phone:	303-843-6473	Phone:	310-643-7800
Fax:	303-843-4030	Fax: